UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 27, 2008
TARRAGON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-22999 (Commission File Number)	94-2432628 (IRS Employer Identification No.)
423 West 55th, 12th Floor
New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 949-5000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.
     Subordinated Notes. In order to address existing covenant violations under $125 million aggregate principal amount of outstanding unsecured subordinated notes (the “Subordinated Notes”), Tarragon Corporation (“Tarragon” or the “Company”) entered into an agreement on March 27, 2008 with two of its principal executive officers, William S. Friedman, Tarragon’s Chairman of the Board and Chief Executive Officer, and Robert P. Rothenberg, Tarragon’s President and a director, and the Subordinated Note holders, pursuant to which approximately $36 million of aggregate principal amount of outstanding promissory notes (the “Executive Notes”) issued in favor of Messrs. Friedman and Rothenberg was subordinated to the Subordinated Notes (the “Subordination Agreement”). In exchange for this subordination, the Subordinated Note holders have agreed to (1) waive compliance with the financial covenants applicable to the Subordinated Notes for a two-year standstill period and (2) grant a 270-day option to Mr. Friedman and Mr. Rothenberg to purchase the Subordinated Notes from the Subordinated Note holders at a discount of between 25 and 40 percent of the face amount of the Subordinated Notes, depending on when the option is exercised (the “Option”).
     Executive Notes. In consideration for entering into the Subordination Agreement and Option and agreeing to assign the Option to Tarragon, Tarragon issued to Beachwold Partners, L.P. (“Beachwold”), a Texas limited partnership composed of Mr. Friedman and his family, and Mr. Rothenberg five-year warrants to purchase an aggregate 3.5 million shares of our common stock at an exercise price of $2.35, which was the closing price of Tarragon’s common stock on The NASDAQ Global Select Market on the date of issuance. Beachwold and Mr. Rothenberg received warrants to purchase 2,528,664 and 971,336 shares of Tarragon common stock, respectively. In addition, Tarragon entered into an amended and restated Letter Agreement and Executive Notes, which (1) increased the annual rate of interest paid on the Executive Notes to 12.5%, (2) extended the term of the Executive Notes to the later of March 2013 and the second anniversary of the repayment in full of the Subordinated Notes and (3) requires mandatory prepayments, after repayment in full of the Subordinated Notes, out of excess cash receipts. Payments of cash interest on the Executive Notes may not exceed 5% for as long as the Executive Notes remain subject to the Subordination Agreement, although interest on the Executive Notes is payable in kind at any time.
     The foregoing description of the Subordination Agreement and Option, the Warrants to Purchase Shares of Common Stock, and the amended and restated Letter Agreement and related Executive Notes is not complete and is qualified in its entirety by reference to such documents, each dated as of March 27, 2008, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
     Joint Ventures. On March 31, 2008, Tarragon entered into an agreement to form two joint ventures with Northland Investment Corporation (“Northland”), a privately held real estate investment company. Pursuant to the terms of the agreement, the Company and Northland will each contribute assets to the first joint venture (the “Real Estate Joint Venture”), subject to lender approval and other customary closing conditions, with the respective ownership and management interests in the Real Estate Joint Venture to be based on the relative value of such assets. Based on the Company’s balance sheet as of December 31, 2007, Tarragon intends to contribute approximately 30% of its total assets to the Real Estate Joint Venture, including apartment properties with 6,942 units and a fair value of $560 million and nonrecourse debt of $459 million. Based on the parties joint assessment of their equity in the properties contributed, Tarragon and its affiliate, Ansonia, LLC, which is Tarragon’s partner in 24 of the contributed properties, will initially own 22.4% of the Real Estate Joint Venture, and Northland will own 77.6%.
     Tarragon and Northland have also agreed to form a second joint venture (the “Management Joint Venture”) to provide property, asset and construction management services to the properties in the Real Estate Joint Venture and to third parties. The Management Joint Venture will be owned by Tarragon and Northland in the same proportion as their ownership in the Real Estate Joint Venture. Tarragon will contribute most of the property management business currently conducted by its wholly owned subsidiary, Tarragon Management, Inc., to the Management Joint Venture.

     The foregoing description of the agreement with Northland and the terms of the two joint ventures is not complete and is qualified in its entirety by reference to the Agreement to Contribute dated as of March 31, 2008, a copy of which is filed as Exhibit 10.8 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.
     On March 28, 2008, Tarragon issued a press release reporting its results for the year ended December 31, 2007. A copy of the press release is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
   (d) Exhibits

Exhibit No.	Description

10.1
Agreement dated March 27, 2008 by and between Taberna Capital Management, LLC, as collateral manager, Beachwold Partners, L.P., Robert Rothenberg, Tarragon Corporation, William S. Friedman and Lucy Friedman.

10.2	Option Agreement dated March 27, 2008, by and between Taberna Capital Management, LLC, as collateral manager, Beachwold Partners, L.P., Robert Rothenberg and Tarragon Corporation.

10.3	Warrant to Purchase Shares of Common Stock dated March 27, 2008, issued to Beachwold Partners, L.P.

10.4	Warrant to Purchase Shares of Common Stock dated March 27, 2008, issued to Robert Rothenberg.

10.5	Amended and Restated Letter Agreement dated March 27, 2008.

10.6	Amended and Restated Promissory Note dated March 27, 2008 in the original principal amount of $26,032,861.12, payable to Beachwold Partners, L.P.

10.7	Amended and Restated Promissory Note dated March 27, 2008 in the original principal amount of $10,000,000, payable to Robert Rothenberg.

10.8	Agreement to Contribute by and between Northland Investment Corporation and its affiliates, Tarragon Corporation and Ansonia LLC dated March 31, 2008.

99.1	Tarragon Press release dated March 28, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARRAGON CORPORATION
By:	/s/ Erin D. Pickens
Erin D. Pickens
Chief Financial Officer

Date: April 2, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1
Agreement dated March 27, 2008 by and between Taberna Capital Management, LLC, as collateral manager, Beachwold Partners, L.P., Robert Rothenberg, Tarragon Corporation, William S. Friedman and Lucy Friedman.

10.2	Option Agreement dated March 27, 2008, by and between Taberna Capital Management, LLC, as collateral manager, Beachwold Partners, L.P., Robert Rothenberg and Tarragon Corporation.

10.3	Warrant to Purchase Shares of Common Stock dated March 27, 2008, issued to Beachwold Partners, L.P.

10.4	Warrant to Purchase Shares of Common Stock dated March 27, 2008, issued to Robert Rothenberg.

10.5	Amended and Restated Letter Agreement dated March 27, 2008.

10.6	Amended and Restated Promissory Note dated March 27, 2008 in the original principal amount of $26,032,861.12, payable to Beachwold Partners, L.P.

10.7	Amended and Restated Promissory Note dated March 27, 2008 in the original principal amount of $10,000,000, payable to Robert Rothenberg.

10.8	Agreement to Contribute by and between Northland Investment Corporation and its affiliates, Tarragon Corporation and Ansonia LLC dated March 31, 2008.

99.1	Tarragon Press release dated March 28, 2008.

5